EXHIBIT 3
                                    ---------

                                 Press Releases
                                 --------------


NEWPORT BEACH, Calif.--(BUSINESS WIRE)--March 3, 1999--GCST d.b.a. R-Way Corporation (OTC BB:GCCT) announced today that as an established Internet Service Provider and marketing organization in the U.S. and Canada with over
15,000+ representatives (www.rway.net), it is launching its long-awaited Internet shopping mall (R-Mall) and online classified advertising and auction (R-Ads). The R-Mall is a complete Internet-based shopping mall, turnkey web store development and complete e-commerce service solutions that will give consumers access to a wide variety of national and regional retailers. The Sharper Image, Discount Jewelers.com, Victoria Principal, Just White Shirts and Black Socks, and Computer Gear are just a few of the many retailers that are through R-Mall. Merchants are excited about joining Rmall.net because of its powerful store design capabilities that allow any merchant or business owner to build and host a professional-looking web store in minutes that includes e-commerce solutions under $500. Mr. Peter J. Ferras, CEO of R-Way Corp. says:
"The R-Mall (www.rmall.com) electronic shopping service will put the company in a strategic position to acquire a large percentage of the web store development market while capturing a healthy percentage of the fast- growing online shopping and auction. We also anticipate an enormous income potential from the established revenue-sharing agreements and e- commerce partnerships between R-Way Corp. and its vendors. The R-Ads (www.rads.net) is a free online classified advertising and auction that will compete with ebay, uBid and other online auction services that can become very profitable when customers use our unique R-escrow account to do their online buying and selling." Mr. John Horne, Executive Vice President, says: "In our efforts to provide quality products and services to the consumers and our 15,000+ independent representatives in the U.S., we are very excited to launch the R- Mall and R-Ads malls. These two exciting and profitable services will undoubtedly give our large field representatives powerful tools to add new merchants and stores while sharing in the potentially huge income opportunity from online shopping, classified advertising and auction. Our independent distributors are poised to capitalize on this potentially huge income opportunity of selling online web stores while sharing in the revenue stream from all sales in the R-Mall shopping, R-Ads classifieds and R-Bid Auction". Certain statements contained herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such Statements include, without limitation, statements regarding business and financing plans, business trends and future operating revenues and expenses. Although the Company believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by the words: believe, expect, anticipate, intend, and similar expressions which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that the actual results of factors, including, but not limited to, the Company's ability to fully implement its business plan, may vary.

LAGUNA HILLS, Calif.--(BUSINESS WIRE)--March 30, 1999--GCST d.b.a. R-Way Corporation (OTC BB:GCCT). GCST / Rway Corporation announced today it has completed its move of corporate offices to occupy a larger space as it launched one of the most exciting and aggressive complete internet solutions on the web today. Mr. Peter J. Ferras, CEO of R-Way Corp. says: "This move was important to our overall plans of expansion as we launch the Rmall.com shopping mall and Rbidnbuy.com online auction and classifieds advertising sites. The overall response that we have been receiving from our 15,000+ independent representatives in the US is extremely positive as we get closer to our target launch date of April 1999. The new larger corporate offices will be the home to our new software development and technical engineering staff as well as customer support representatives. This expansion move is crucial in maintaining our high quality support staff as we expect to see a dramatic demand increase for our products and services in the next several months." Rway plans to be one of the largest auction houses on the Internet, aggressively competing with other companies like UBID, Inc. (Nasdaq:UBID), EBAY, Inc. (Nasdaq:EBAY), and Onsale, Inc. (Nasdaq:ONSL), and Amazon.com, Inc. (Nasdaq:AMZN). Certain statements contained  herein  contain  forward-looking  statements  within  the  meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. Such Statements include, without limitation, statements regarding business and financing plans, business trends and future operating revenues and expenses. Although the Company believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by the words: believe, expect, anticipate, intend, and similar expressions which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that the actual results of factors, including, but not limited to, the Company's ability to fully implement its business plan, may vary. The Rway Corporation's new corporate location is: GCST / Rway Corporation 24461 Ridge Route Dr 2nd Floor Laguna Hills, CA 92663 Main Office 949/470-4550 Fax 949/470-4575 Contact persons: Mr. Michael Behringer Investor relations firm 800/290- 8935 Direct 716/256-6498 Fax 716/256-6231

LAGUNA HILLS, Calif., April 5 /PRNewswire/ -- GCST d.b.a. R-Way Corporation (OTC Bulletin Board: GCCT) announced today that as an established Internet Service Provider and marketing organization in the U.S. and Canada with over 15,000+ representatives (www.rway.net), it has formally launched the long-awaited shopping mall (www.rmall.net), and classified advertising section of its website (www.rads.net). Moreover, the company is also very proud to announce the pre-opening of its eBay-type auction site, which is slated for full-scale operation in April of 1999. The site will be officially launched under the Rbidnbuy name (www.rbidnbuy.com) and will seek to aggressively compete in the online auction business with the likes of UBID, Inc., EBAY, Inc., and Onsale, Inc., and Amazon.com, Inc. The R-Mall is a complete Internet-based shopping mall, turnkey web store development and complete e-commerce service solutions that will give consumers access to a wide variety of national and regional retailers. The Sharper Image, Discount Jewelers.com, Victoria Principal, Just White Shirts and Black Socks, and Computer Gear are just a few of the many retailers that are available through R-Mall at this time. R-Mall has been designed with the customer in mind where they are offered the total-cyber experience of enjoying highly-secured shopping at over 16 virtual floors of wall-to-wall products and services offered for their cyber-shopping pleasure. And of course, R-Mall offers these products and services at discounted prices to our customers. Merchants are excited about joining Rmall.net because of its powerful store design capabilities that allow any merchant or business owner to build and host a professional-looking web store in minutes that includes e-commerce solutions and all security features for under $500. Mr. Peter J. Ferras, CEO of R-Way Corp. says: "The R-Mall (www.rmall.com) electronic shopping service will put the company in a strategic position to acquire a large percentage of the web store development market while capturing a healthy percentage of the fast-growing online shopping and auction. We also anticipate an enormous income potential from the established revenue-sharing agreements and e-commerce partnerships between R-Way Corp. and its vendors. "We at R-way offer our customers a unique internet experience. Where other well-known internet companies may offer either an on-line shopping mall or online auction, we are very proud to provide the customer with both without a compromise to the quality of each product. We are very excited about the potential that this two-tier operation will bring to R-way, our customers, and its shareholders." R-way's Rbidnbuy Auction site has been designed to include advanced, easy-to-use proprietary functions that makes listing products, as well as providing detailed photos for these products, a very user-friendly experience. While other auction sites like ebay, ubid and others require an up-front fee from sellers to list items on their auction sites, rbidnbuy.com allows everyone to list anything for FREE. The true beauty in Rbidnbuy.com is that businesses from RMall can select inventory from their Webstore and "click" send those items to be auctioned at Rbidnbuy.com. Two fantastic outcomes result from this feature. The first is that RMall business merchants can quickly move excess inventory and the second is that Rbidnbuy.com will consistently have a comprehensive selection of auction items. This feature will make Rbidnbuy.com the preferred auction site due to its no up-front fees and the wide range of items being auctioned. Buyers and sellers may also agree to use the unique Rescrow account. This account has been designed to offer unequalled peace of mind for even the most discriminating shoppers. Rbidnbuy.com will charge a small fee to handle their online payment transactions. In return for this small fee, R-Way will ensure both the buyer and seller receive the product and funds respectively, in a secure, compliant and timely manner. This truly makes the Rbidnbuy.com online auction a safe, enjoyable and secure experience for all. Certain statements contained herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such Statements include, without limitation, statements regarding business and financing plans, business trends and future operating revenues and expenses. Although the Company believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by the words: believe, expect, anticipate, intend, and similar expressions which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that the actual results of factors, including, but not limited to, the Company's ability to fully implement its business plan, may vary. SOURCE R-Way Corporation -0- 04/05/99 /CONTACT:
Peter  J.   Ferras,   President/CEO,   GCST/R-Way   Corporation,   949-470-4550,
corporate@rway.net; or Investors: Mr. Michael Behringer, Market Pulse, 716-256-6498, Fax: 716-256-6231, Mpulse@rway.net/ /Web site:
http://www.rads.net/    /Web    site:     http://www.rmall.net/    /Web    site:
http://www.rbidnbuy.com/ /Web site: http://www.rway.net/ (GCCT) CO: R-Way Corporation ST: California IN: CPR MLM SU: PDT -0- Apr/05/1999 8:45 EOS (PRN) Apr/05/99 08:45 86 _ -0- (PRN) Apr/05/1999 9:00 _ CIGNA

Tuesday April 6, 1999. Business Section LA Timesm, A Laguna Hills company whose stock was trading for $1.25 less than two weeks ago saw its shares rocket above $14 on Monday after it announced that it would launch an Internet auction siteThe nascent online shopping mall firm R-Way Corp. is a non-reporting company that trades over the counter. It has not made any of its financial information available, has no stated plan for attracting Internet traffic and has many larger, more established and better capitalized competitors. But that didn't stop investors from more than doubling the price of its shares Monday, which closed at $14.03, up $8.03, in extremely heavy trading. The price value of the company at more than $101 million. "This is as much of a surprise to me as anyone else," said Peter J. Ferras, president and chief executive Ferras. He would not detail any of the company's finances or where its funding comes from, saying only, "We are a well-funded, debt-free company. R-Way operates an online shopping mall, and Ferras said it is prepared to spend between $5 million and $7 million in the coming months to advertise. He acknowledged that his resources were dwarfed by the larger rivals the company named in its press releases as competitors. (Jonathan Gaw)

LAGUNA HILLS, Calif., April 8 /PRNewswire/ -- GCST d.b.a. R-Way Corporation (OTC Bulletin Board: GCCT). The board of directors of GCST Corp. has approved a resolution to change the name of the company to Rbid.com, Inc. The company has obtained consent to the name change from a majority of its shareholders as required by Florida law. The company has notified Nasdaq of the name change and has applied to change the ticker symbol to Rbid. The company anticipates that for trading purposes the name change will be effective late next week. According to the company's President, Peter J. Ferras, "This name change is important to us as we set out to build a strong name recognition in the online auctions and shopping areas and is designed to better identify the company with its current lines of business. Based on the company's current marketing model, we expect to have a profitable 2nd quarter and strong 4th quarter earnings." The company is an Internet service provider and marketing organization in the U.S. and Canada with over 15,000+ representatives (www.rway.net). It recently launched its long-awaited shopping mall (www.rmall.net), and classified advertising section of its website (www.rads.net). In addition, the company recently announced the pre-opening of its eBay-type auction site (www.rbid.com), which is designed to aggressively compete in the online auction business with the likes of UBID, Inc., EBAY, Inc., and Onsale, Inc., and Amazon.com, Inc. Certain statements contained herein contain forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. Such Statements include, without limitation, statements regarding business and financing plans, business trends and future operating revenues and expenses. Although the Company believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by the words: believe, expect, anticipate, intend, and similar expressions which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that the actual results of factors, including, but not limited to, the Company's ability to fully implement its business plan, may vary. SOURCE GCST d.b.a. R-Way Corporation -0- 04/08/99 /CONTACT: Investor Relations: Mr. Michael Behringer of Market Pulse, 716- 256-6498, or fax 716-256-6231, mpulse@rway.net; or Peter J. Ferras, President, CEO of R-Way Corporation, 949-470-4550, or fax 949-470-4575, jim@rway.net/ /Web site: http://www.rway.net/
/Web site: http://www.rmall.net/ /Web site: http://www.rads.net/ /Web site: http://www.rbid.com/ (GCCT) CO: GCST; R-Way Corporation; Rbid.com, Inc. ST:
California,

LAGUNA HILLS,  Calif.,  April 23  /PRNewswire/  -- Rbid.com,  Inc. (OTC Bulletin
Board: RBID) announced today the filling of the position of CFO by Mr. Fred W. Wallace as the company prepares to launch its Online Shopping Mall (www.rmall.com) and "Live" Auction site (www.rbid.com). Rbid.com welcomes the appointment of Mr. Wallace CPA as CFO for Rbid.com Inc. as Mr. Wallace brings to Rbid.com extremely high credentials as a SEC auditor with Peat Marwick Mitchell
(KPMG) "top 6" accounting firm. His vast experience includes expertise in strategically taking private companies public in order to maximize their potentials. His background as a CFO and Controller for several major companies is a list to be envied by all of his peers. Rbid.com and its board of directors welcomes Mr. Wallace as CFO as the company prepares to become a fully reporting corporation by 3rd quarter 1999-another major step in Rbid.com's efforts of becoming listed on a more senior exchange. Rbid.com is also currently engaged in negotiations with a "top 6" accounting firm as well as a top notch LA based legal firm to further facilitate the accomplishment of all of Rbid.com's aggressive goals. Peter J. Ferras explains, "Our company is on the verge of launching some of the Internet's most powerful e-commerce products and services that will set new standards as it offers a National Internet Service Provider
(ISP) (www.rway.net), Online Shopping, and Live Auction services "under one roof". As we prepare to establish strong name recognition in the emerging and fast growing Internet markets, the appointment of Mr. Wallace as CFO is a critical step toward bringing Rbid.com to the same level playing field as other competitors such as: UBID, Inc., EBAY, Inc., and Onsale, Inc., and Amazon.com, Inc. I truly believe that Rbid.com will soon establish itself as a powerhouse company with diverse Internet products and services on a global scale." The company is launching a complete Internet-based shopping mall (www.rmall.com), turnkey web store development and complete e-commerce service solutions that will give consumers access to a wide variety of national and regional retailers. The Sharper Image, Discount Jewelers.com, Victoria Principal, Just White Shirts and Black Socks, and Computer Gear are just a few of the many retailers that are available through R-Mall at this time. R-Mall has been designed with the customer in mind where they are offered the total- cyber experience of enjoying highly-secured shopping at over 16 virtual floors of wall-to-wall products and services offered for their cyber- shopping pleasure. And of course, R-Mall offers these products and services at discounted prices to our customers. Merchants are excited about joining Rmall.net because of its powerful store design capabilities that allow any merchant or business owner to build and host a professional-looking web store in minutes that includes e-commerce solutions and all security features for under $500. The exciting "Live" Auction site (www.rbid.com) destined to launch in the coming days (April 1999) will be a FREE listing site for everyone including merchants from the Rmall stores. Rbid.com is unlike other auction site offerings, where each member must pay a premium to post items on these sites, Rbid.com allows everyone to post an unlimited number of products for FREE. This no-fee system gives Rbid.com a powerful and unique advantage over its competitors and offers Rbid.com the potential to offer a staggering amount of diverse products at its auction site in a relatively short period of time. Rbid.com's On-line/"Live" Auction Services will attempt to aggressively compete head on with major players in this realm. Certain statements contained herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such Statements include, without limitation, statements regarding business and financing plans, business trends and future operating revenues and expenses. Although the Company believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by the words: believe, expect, anticipate, intend, and similar expressions which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that the actual results of factors, including, but not limited to, the Company's ability to fully implement its business plan, may vary. SOURCE Rbid.com, Inc. -0- 04/23/99 /CONTACT: Michelle Sukhov Esq. of Rbid.com Inc., 949-470-4550, corporate@rway.net; or Investors: Mr. Michael Behringer, Market Pulse, 716-256-6498, Fax: 716-256-6231, Mpulse@rway.net/ /Web site:
http://www.rway.net/ /Web site: http://www.rmall.com/ /Web site: http://www.rbid.com/ (RBID) CO: Rbid.com, Inc. ST: California IN: CPR MLM REA
SU:  PER  -0-  Apr/23/1999  8:59  EOS  (PRN)  Apr/23/99  08:59  86 _  -0-  (PRN)
Apr/23/1999

LAGUNA HILLS, Calif.--(BUSINESS  WIRE)--April 29, 1999--Rbid.com,  Inc. (OTC BB:
RBID) announced today the official opening of its online auction site (www.rbid.com) to allow the general public to enter products and services for FREE. The auction will start the bidding process by May 15, 1999. As an established Internet service provider in the US, Rbid.com is proud to unveil its auction site as part of the Rbid.com family of Internet e-commerce products and services. The Rbid.com auction site will complete the companies strategic goal of providing "complete" Internet e-commerce solutions under one roof for the consumers as well as the small- to medium-sized businesses. The company currently operates a complete Internet- based shopping mall (www.rmall.com), turnkey web store development and complete e-commerce service solutions that will give consumers access to a wide variety of national and regional retailers. The Sharper Image, Discount Jewelers.com, Victoria Principal, Just White Shirts and Black Socks, and Computer Gear are just a few of the many retailers that are available through R-Mall at this time. R-Mall has been designed with the customer in mind where they are offered the total-cyber experience of enjoying highly- secured shopping at over 16 virtual floors of wall-to-wall products and services offered for their cyber-shopping pleasure. And of course, R-Mall offers these products and services at discounted prices to our customers. Merchants are excited about joining Rmall.com because of its powerful store design capabilities that allow any merchant or business owner to build and host a professional-looking web store in minutes that includes e-commerce solutions and all security features for under $500. The completion of the Rbid.com "Live" auction site is a powerful tool that will be utilized extensively by the Rmall.com business merchants on a daily basis to move idle products by simply pointing products from their Rmall stores to the auction site. Peter J. Ferras explains, "Rbid.com is now strategically posed to capture a healthy percentage of the fast-growing e-commerce market by providing small- to medium-sized business as well as consumers quality e-commerce based products and services "under one roof." The Rbid.com Super Site includes a wide variety of Internet products and services at competitive prices that includes Internet services utilizing the UUNET backbone to provide appareled connection services in the US. The Rmall (www.rmall.com) is a pleasurable Online shopping experience at competitive prices that's rapidly growing. The exciting Rbid.com auction and classifieds site is a no-charge FREE listing for anyone who wishes to move products and services. The "Live" auction site utilized advanced technology features that rivals our competitors including UBID, Inc. (Nasdaq: UBID), EBAY, Inc. (Nasdaq: EBAY), and Onsale, Inc. (Nasdaq: ONSL), and Amazon.com, Inc. (Nasdaq: AMZN). We have recently concluded major partnership agreements that allows us instant access to millions of consumers and merchants. We are now setting out to establish a strong name recognition in this emerging and fast-growing Internet markets by adding large groups that see a need for our quality Internet products and services. The thousands of new member registrations that we received in the past few days is a clear signal that we are headed on the right direction. Certain statements contained herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such Statements include, without limitation, statements regarding business and financing plans, business trends and future operating revenues and expenses. Although the Company believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by the words: believe, expect, anticipate, intend, and similar expressions which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that the actual results of factors, including, but not limited to, the Company's ability to fully implement its business plan, may vary.

May 4 1999 9:21AM ET
Marketing
Campaign with Larry Thompson's marketing group.
LAGUNA HILLS, Calif., May 4 /PRNewswire/ -- Rbid.com,  Inc. (OTC Bulletin Board:
RBID) announced today the official kickoff of their National Marketing Campaign designed to attract merchants as well as customers to the world's first Internet SuperSite and its merchant program. On Saturday May 1, 1999, Mr. Larry Thompson, a highly skilled and proven businessman, introduced the Rbid.com SuperSite concept to merchants and resellers from around the country. The SuperSite concept was immediately embraced with a tremendous amount of enthusiasm as a result. Within hours after Mr. Thompson finished speaking, in fact, Rbid.com started receiving orders from 12 different states in the US by fax, phone and e-mail. Mr. Larry Thompson and his marketing organization are considered by many to be one of the leading marketing groups in the world. His marketing strategies are global with the potential to reach a staggering amount of people in over 16 countries. Mr. Larry Thompson states "In my 30 years of sales and marketing what amounts to be billions of dollars in products, I have never been more excited about the potential that Rbid.com brings to the Internet E-commerce marketplace because of the niche that we have filled with our products. The SuperSite concept will undoubtedly set new standards on how the small to medium sized businesses get on this fast moving freight train called the Internet. Rbid.com has all the right ingredients to become a global powerhouse company offering Internet services (ISP Internet access using UUNET's Internet backbone network,
http://www.rbid.com/ISP%20Services.htm),             On-line            shopping
(http://www.rmall.com/), an On-line Auction (http://rbid.com/rbidauction.htm) and complete merchant E-commerce solutions under "one-roof." Based on our extensive experience and marketing research, we have determined that merchants, as well as customers, will find the SuperSite concept a convenient and simple method that not only meets but exceeds their needs as generated in the robust Internet E-Commerce sector of today". Merchants can now own a turnkey SuperSite with sixteen floors of unique and name brand stores offering millions of products (product numbers increasing daily) and can actually share in the revenue that occurs from sales in the Rmall as well as sales that occur in the Rbid.com Auction house and E-Classified Advertising Site. In the last few days we have seen an overwhelming positive response from everyone that we have introduced the SuperSite concept to. The enthusiasm was so strong that many immediately placed orders with Rbid.com. Peter J. Ferras explains, "Over the past 2 years we have been working hard on building powerful web development services designed to simplify the process of brining merchants of all sizes to the Web with complete e- commerce services. Our marketing and business model allows us to fully automate the SuperSite concept and quickly become profitable while RBID.com matures via our quick growth phase plan. In the coming weeks and months we will aggressively launch an advertising campaign that will help make Rbid.com a household name. Based on the nationwide response from the introduction of the SuperSite's Marketing Concept, we are now super bullish about our profitability potential in the 2nd and 3rd quarter. We also expect very strong year-end earnings and results. Our legal department is actively working on making Rbid.com a fully reporting company with the ultimate goal of being listed on a major exchange by the 3rd fiscal quarter in order to become a major player in the Internet e-commerce market". As an established Internet service provider in the US, Rbid.com's Internet SuperSite and complete marketing system is the world's first complete Web services and e-commerce solutions under "one-roof." The Rbid Online Auction scheduled to fully debut on May 15,1999 will offer merchants as well as customers a powerful avenue to move a large volume of products and services on a "no up-front" fee basis (www.rbid.com). Merchants have immediately embraced this new Internet marketing concept because of its powerful store design capabilities that allow any merchant or business owner to build and host a professional-looking web store in minutes that includes E-commerce solutions and all security features for under $500. For more information contact: Michelle Sukhov Esq. of Rbid.com Inc., Laguna Hills, CA., Phone (949) 470-4550, Email: corporate@rbid.com; or for Investors Questions: Mr. Michael Behringer of Market Pulse, Phone (716) 256-6498, Fax (716) 256-6231, mpulse@rbid.com.

RBID.COM LAUNCHES ITS ONLINE AUCTION SITE TO
COMPLIMENT ITS_
PR Newswire_
May 21 1999 8:53AM ET
World's First
Complete E-Commerce Solution SuperSite
LAGUNA HILLS, Calif., May 21 /PRNewswire/ -- Rbid.com, Inc. (OTC Bulletin Board:
RBID), is pleased to announce the official opening of its Rbid.com Auction site (www.rbid.com) and national marketing/advertising campaign. The effective launch of the Rbid Auction house allows hundreds of merchants from the Rmall (www.rmall.com) as well as individuals to list unlimited number of products with visual photos on a no up-front fee basis. The Rbid Auction will include a revolutionary built in escrow account that allows everyone to safely bid, buy and sell online with the peace of mind that the funds and items sold will be safely handled throughout the auction process. With the Rbid.com SuperSite marketing concept including Online Shopping Mall, Auction House, Classifieds Advertising and Internet Access Services, the company is currently engaged in the production and implementation of a national media marketing campaign that includes Internet banner advertising and national TV / Radio infomercials. The recent marketing agreements with Mr. Lawrence Thompson and VHS Direct is a powerful combination that will help reach millions of consumers to build a strong name brand recognition. The Internet e-commerce is currently generating about $10 billion annually and will increase to over $200 billion in the coming few years. With the development of the Rbid SuperSite marketing concept, small to medium sized businesses as well as entrepreneurs can now share in the fast growing and lucrative e-commerce market set up by Rbid. Rbid's President and CEO Mr. Peter J. Ferras explains: "We are very exciting about the launch of the Rbid Auction house as we complete our product lines and the Internet's first SuperSite. The completion of the Auction house makes Rbid a powerful competitive force in the Internet e- commerce world. Our unique web store development engines allow any merchant to build a professional looking web store with full e-commerce solutions in minutes with direct access to the Rbid Auction to continuously channel and sell their products with little effort. As part of our strategic plan to compete on a global scale, Rbid is currently engaged in negotiations with top legal and accounting firms to make Rbid a fully listed company on a major exchange. Certain statements contained herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such Statements include, without limitation, statements regarding business and financing plans, business trends and future operating revenues and expenses. Although the Company believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by the words: believe, expect, anticipate, intend, and similar expressions which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that the actual results of factors, including, but not limited to, the Company's ability to fully implement its business plan, may vary. SOURCE Rbid.com, Inc. -0- 05/21/99 /CONTACT:
Michelle Sukhov Esq. of Rbid.com Inc., 949-470-4550, corporate@rbid.com; or Investors Questions: Michael Behringer of Market Pulse, 716-256-6498, Fax:
716-256-6231, mpulse@rbid.com/ /Web site: http://www.rmall.com/ /Web site: http://www.rway.net/ /Web site: http://www.rbid.com/ (RBID) CO: Rbid.com, Inc.
ST: California IN: MLM TLS SU: PDT -0- May/21/1999 8:38 EOS (PRN) May/21/99 08:38 86 _ -0- (PRN) May/21/1999 8:53 _ r

LAGUNA HILLS, Calif., June 2 /PRNewswire/ -- Rbid.com, Inc. (OTC Bulletin Board:
RBID), Rbid.com is pleased to announce that it has pioneered a technology that will revolutionize the auction and e-commerce industry. It has just completed and tested the development of its technologically advanced, yet simple to use 3-dimensional graphics interface -- which will be implemented into its Supersite. It is the industry's first in such an application and with it, Rbid.com will change the way people buy and shop on the Internet forever. Rbid Auction members and Rmall merchants will have the power to use this technology to present or view products of interest in a 3-dimensional, rotating manner. This feature will lead to a better appreciation of the product being looked at (1-dimensional views, found on other e-commerce web sites, provide a limited scope and offer a limited appreciation). In addition, this powerful feature will also provide a value-added benefit to those using it -- as it will deliver an added punch and create more mass appeal to potential consumers (and respectively merchants) for products found on Rbid's Supersite. With the advent of this technological integration, Rbid.com has changed the rules of online e-commerce -- for good. For the better. Rbid.com is a fast growing e-commerce company with the world's first Internet Supersite. The company's dynamic Supersite includes: its online auction, shopping mall, ISP service, chat forum, e-mail service and now, an even more powerful search portal -- all under the R-World umbrella of products. It is this synergy between the company's varied sites that makes Rbid.com unique in the Internet Marketplace. Rbid.com, in relation to value-added services, is also pleased to announce that it has supplemented its Supersite concept with the addition of a more powerful Search Portal webpage. It incorporates several improvements from the company's previous offering -- thereby providing much greater value to the company's users; as many more links and a more powerful search filter and integrated engine were added http://www.rbid.com/rbidmain.htm Jim Ferras, President and CEO comments: "We want to become the Internet's one stop destination for all Internet needs. We have been working around the clock to accomplish this very goal, as satisfying the needs of our customers is very important to us. We look forward to sharing with our shareholders many new and exciting developments that are currently being finalized in the near future. Promotional Banner ads are also set to begin rolling out today (with a massive impression proliferation campaign to be followed up on several major portals and other highly-popular web sites in the days, weeks and months to come) as we are now prepared to announce that Rbid.com and its Supersite are ready for the world. Today will signal the start of our aggressive national promotional and marketing campaign as we are now ready to help make Rbid a household name." Certain statements contained herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such Statements include, without limitation, statements regarding business and financing plans, business trends and future operating revenues and expenses. Although the Company believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by the words: believe, expect, anticipate, intend, and similar expressions which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that the actual results of factors, including, but not limited to, the Company's ability to fully implement its business plan, may vary. SOURCE Rbid.com, Inc. -0- 06/02/99 /CONTACT:
Michelle  Sukhov Esq. of Rbid.com  Inc.,  949-470-4550,  corporate@rbid.com;  or
Investors: Mr. Michael Behringer of Market Pulse for Rbid.com Inc., 716-256-6498, Fax: 716-256-6231, mpulse@rbid.com/

LAGUNA  HILLS,  Calif.,  June 15  /PRNewswire/  -- Rbid.com,  Inc. (OTC Bulletin
Board: RBID) is pleased to announce our new alliance with Concentric Network Corporation (Nasdaq: CNCX), a market leader in providing high-performance, value-added, secure, and highly reliable Internet Protocol based network services. Industry giants like: Microsoft, Netscape, Bloomberg, Intuit, and WebTV all use Concentric's network services because they provide unsurpassed reliability and superior performance distinctions. This alliance will allow Rbid.com to provide all of its customers and merchants with highly reliable, fast data access through the use of Concentric's multiple OC 3 Internet connections to handle our anticipated millions of shoppers, online auction bidders and visitors. Concentric's network architecture is based on Super Points of Presence (SuperPOPs), an advanced, geographically-dispersed ATM and frame relay backbone, and distributed data centers which enable high functionality, low/fixed latency, high throughput, and superior reliability to support a wide range of applications. Rbid.com is an Internet company offering a myriad of highly-developed and integrated Internet sites that include an Online Shopping Mall, Online Auction House, Classifieds Advertising section and complete Internet Access services all under the "R-World" SuperSite umbrella (http://www.rbid.com ) family of products and services. Peter J. Ferras, CEO of Rbid states: "We are honored to have joined forces with Concentric Network Corporation as we get ready to launch our national and International marketing blitz. Our recent delays and challenges with the previous network provider was a good motivation to choose Concentric Networks which is a world leader with almost 0% downtime in the past several years. The Rbid.com SuperSite marketing concept is hailed by many retail customers and businesses as the ultimate expression of true e- commerce at its best. Due to strong demands, we recently opened a satellite office in Honolulu to handle the thousands of local merchants there now embracing our SuperSite concepts. We are also finalizing details on our entire sites that will streamline every process which is a major step towards making Rbid.com the premier internet- commerce site offering an entire spectrum of internet services and offerings. We are bullish about our future and are now making the necessary investments to ensure our position in the marketplace". Certain statements contained herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such Statements include, without limitation, statements regarding business and financing plans, business trends and future operating revenues and expenses. Although the Company believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by the words: believe, expect, anticipate, intend, and similar expressions which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that the actual results of factors, including, but not limited to, the Company's ability to fully implement its business plan, may vary. SOURCE Rbid.com, Inc. -0- 06/15/99 /CONTACT: Michelle Sukhov Esq. of Rbid.com, Inc., 949-470-4550, corporate@rbid.com; or Investors, Mr. Michael Behringer, Market Pulse, 716-256-6498, fax 716-256-6231, mpulse@rbid.com, for Rbid.com, Inc./

LAGUNA HILLS, Calif.--(BUSINESS WIRE)--July 29, 1999--Rbid.com Inc. (OTC BB:RBID-news) Thursday announced that the long-awaited rHomeGuide, rAutoMall and rFreeAds Classified sections is to launch the week of Aug. 2, 1999 to Aug. 6, 1999. Over the past year, Rbid.com has developed strong industry contacts and key relationships with major advertisers, that have laid the foundation for what is to be the most exciting spectacle found on the Internet. Rbid.com is a fast growing e-commerce driven company offering the world's first Supersite. Currently, the company's dynamic Supersite includes a(n): online auctions (with a user interface providing unparalleled user friendliness and Web site navigation), online-shopping mall, R-mall shopping Mall (with industry giants like Dell, Disney and JCPenney already signed), ISP service, chat forum, free e-mail service, and a powerful search portal search page -- all under the R-World umbrella of products. The company is now ready to integrate its rHomeGuide, rAutoMall and rFreeAds classified advertising section into its existing Supersite. This will not only break standards previously created in the industry, but also place Rbid.com in a position of exponential growth and revenue potential. Rbid.com's rHomeGuide will be a multi-platform that will cover the entire real estate sector. Users of the site, from the everyday home owner searching for a home or home-related items online, to brokers, agents and the like, if it is home or home-related, this site is an ideal section to find and create property listings and other home-related information. From homes to tax-saving tips, from property or rental insurance, to home services companies such as plumbing or roofing -- it will all be found at the site. The rHomeGuide will be the most powerful and informationally diverse Web site pertaining to this sector of its kind. And any users of the site can list any number of listings for free. That is the power of Rbid.com's position. It will allow for a huge drawing power to be created and a strong site loyalty for the company. Moreover, key industry statistics and demographics will be charted and mapped and a revenue stream via banner advertisements will also be reflected in this dynamic Web site. Rbid.com's rAutoMall section will also seek to establish industry dominance in the automobile and related sectors. From exotic car enthusiasts to people seeking practicality in an automobile, if it's car related, the rAutoMall will surely meet everyone's needs. Whether it is car dealers or private consumers, anyone will be able to list and purchase an unlimited number of automobile(s) or related items on this site for free. It is the synergy of the Supersite with the free service offerings that the position of strength and brand loyalty begins to be understood for Rbid.com. Currently Rbid.com has negotiated and inked the participation of several national and regional car dealerships onto the rAutoMall Web site. Rbid.com is also planning on deriving revenue from banner ad arrangements and many top name companies including the "Big Three" have already expressed their interest in advertising on the upcoming site. To round out the online advertisement spectrum, the rFreeAds classified section will take the tremendous popularity of newspaper-related classified ads and bridge it with the power of the Internet and bring the concept to new heights online. The rFreeAds section will provide a huge selection of categories and product items available for consumers and aficionados alike to buy and sell anything over the power and reach of the World Wide Web. An abundance of links and a user-friendly interface loaded with classified- related information will also grace the rFreeAds site and facilitate what the company believes will be the "ultimate online advertising experience." The company will strive to make this so much more than just an average classifieds section. Several major companies have also expressed a strong interest to post paid advertisements (a revenue source for Rbid) in its rFreeAds section. Peter J. Ferras, president and chief executive officer explained: "We are truly breaking new ground here that will set a blistering pace for others to follow, while we lead. With these three new additions to the Supersite, Rbid.com will not only position itself to dominate the online industry in the future, but also to be a company that will create a strong amount of advertising-generated revenues -- all the while allowing our users to use our services for free. We have managed to create a level of perfect equilibrium in our business model that encourages its own growth." Certain statements contained herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements include, without limitation, statements regarding business and financing plans, business trends and future operating revenues and expenses. Although the company believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by the words: believe, expect, anticipate, intend, and similar expressions which, by their nature, refer to future events. The company cautions investors that any forward-looking statements made by the company are not guarantees of future performance, and that the actual results of factors, including, but not limited to, the company's ability to fully implement its business plan, may vary.

Jul 29 1999 9:03AM ET
JCPenney, Disney and The Sharper Image
Business Editors, Technology Writers
LAGUNA HILLS, Calif.--(BUSINESS WIRE)--July 29, 1999--Rbid.com, Inc. (OTC BB:RBID - news) is very pleased to formally announce that it has entered into an affiliates network with industry giants Dell (Nasdaq:DELL news), JCPenney (NYSE:JCP), and Walt Disney Co (NYSE:DIS). Rbid.com is initiating these efforts to strengthen the prominence of its R-mall online shopping mall to compete more directly with other companies such as IMALL INC (Nasdaq:IMAL) and AltaVista's Shopping.com. The affiliation of these retail powerhouses, that offer our customers incredible discounts and rebates, is vital in positioning R-mall as a major online force in the world of online shopping. In addition, this is only the mere beginning for R-mall. In the coming weeks and months we will welcome other large retailers, thereby further offering R-mall shoppers the best value and selection on the Web. Mr. Jim Ferras, President and CEO states: "The introduction of these industry behemoths into the R-mall is an important step forward for the company. In addition to these key affiliations, R-mall provides a strong competitive advantage for Rbid.com over our competitors, with potential reaching beyond these affiliations -- as large as they are. It is true that the competitive strength of R-mall is in our unique and powerful ability to attract hundreds and thousands of small to medium-sized merchants. These merchants will be ready to do business in R-mall as smaller-scale partner affiliates and will, in collaboration with the larger retailers, provide an unparalleled diversity and selection of goods and services for our customers. These smaller-scale merchants are a perfect compliment to the larger retailers and it is through this unique offering that the R-mall will establish itself as a leader in the field. R-mall will be a one-stop shopping experience -- securely catering to even the most discriminating shopper." R-mall will soon launch several powerful e-commerce web-building (store- development) engines that will foster the placement of a large number of merchant stores, with full e-commerce functions and security features, into R-mall. It is true that Rmall's powerful web-development engines will allow any size merchant to build a professional looking web site in minutes. These professional looking sites will allow R-mall to rival even some of the best looking sites on the Net. From industry giants like Dell and Disney to smaller- scale specialty stores -- R-mall will have it all. The company currently has many requests and orders from merchants all over the country to build their sites and to bring them on board with Rbid.com. Increasing our customer database and maintaining their loyalty will be at the heart of Rbid.com's efforts in becoming a successful e- commerce leader. Rbid.com's niche market is simple. The company will bring on board large numbers of merchant retailers; offering them complete Web services, including Internet connectivity and email, Web development services, an Online auction to easily sell their products, Classifieds advertising and search engine registration services for increased traffic and exposure. Each R-mall merchant has full tracking and reporting capabilities of each and every order, sale, and escrow transaction (including detailed web visitor charts) at their fingertips. We are also positioning Rbid.com to enter the lucrative International markets in the near future by developing our Internet e-commerce products to be multilingual with currency exchange features. Mr. John Horne, Vice President states: "The growing Internet e-commerce world is at its infancy stage. Our vision is long term and I truly feel that Rbid.com is at the beginning of a long and prosperous journey, offering quality products and services that will set new standards for others to follow. We are confident in our progress and very much look forward to our future. " Rbid.com can be found at: http://www.rbid.com. Certain statements contained herein contain forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. Such Statements include, without limitation, statements regarding business and financing plans, business trends and future operating revenues and expenses. Although the Company believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by the words: believe, expect, anticipate, intend, and similar expressions which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that the actual results of factors, including, but not limited to, the Company's ability to fully implement its business plan, may vary.

LAGUNA HILLS, Calif., July 30 /PRNewswire/ -- Rbid.com Inc. (OTC Bulletin
Board: RBID) is pleased to announce the long-awaited rHomeGuide, rAutoMall and rFreeAds Classified sections is to launch the week of Aug. 2, 1999 to Aug. 6, 1999.

Over the past year, Rbid.com has developed strong industry contacts and key relationships with major advertisers that have laid the foundation for what is to be the most exciting spectacle found on the Internet. Rbid.com is a fast growing e-commerce driven company offering the world's first Internet SuperSite. Currently, the company's dynamic SuperSite includes a(n): online auctions (with a user interface providing unparalleled user friendliness and Web site navigation), online-shopping mall, R-mall (with industry giants like Dell, Disney and JCPenney already signed), ISP service, chat forum, free e-mail service, and a powerful search portal search page -- all under the R-World umbrella of products.

The company is now ready to integrate its rHomeGuide, rAutoMall and rFreeAds classified advertising section into its existing SuperSite. This will not only break standards previously created in the industry, but also place Rbid.com in a position of exponential growth and revenue potential.

Rbid.com's rHomeGuide will be a multi-platform that will cover the entire real estate sector. Users of the site, from the everyday home owner searching for a home or home-related items online, to brokers, agents and the like, if it is home or home-related, this site is an ideal portal to find and create property listings and other home-related information.

From homes to tax-saving tips, from property or rental insurance, to home services companies such as plumbing or roofing -- it will all be found at the rHomeGuide site.

The rHomeGuide will be the most powerful and information rich Web site pertaining to this sector of its kind. And any users of the site can list any number of listings for free. That is the power of Rbid.com's position.

It will allow for a huge drawing power to be created and a strong site loyalty to be established for the company. Moreover, key industry statistics and demographics will be charted and mapped and a revenue stream via banner advertisements will also be reflected in this dynamic Web site.

Rbid.com's rAutoMall Web site will also seek to establish industry dominance in the automobile and related sectors. From exotic car enthusiasts to people seeking practicality in an automobile, if it's car related, the rAutoMall will strive to meet everyone's needs.

Whether it is car dealers or private consumers, anyone will be able to list and purchase an unlimited number of automobile(s) or related items on this site for free. It is the synergy of the SuperSite with the free service offerings that the position of strength and brand loyalty begins to be understood for Rbid.com.

Currently Rbid.com has negotiated and inked the participation of several national and regional car dealerships onto the rAutoMall Web site. Rbid.com is also planning on deriving revenue from banner ad arrangements and many top name companies including the "Big Three" have already expressed their interest in advertising on the upcoming site.

To round out the online advertisement spectrum, the rFreeAds classified section will take the tremendous popularity of newspaper-related classified ads and bridge it with the power of the Internet and bring the concept to new heights online. The rFreeAds section will provide a huge selection of categories and product items available for consumers and aficionados alike to buy and sell anything over the power and reach of the World Wide Web.

An abundance of links and a user-friendly interface loaded with classified ads-related information will also grace the rFreeAds site and facilitate what the company believes will be the "ultimate online classifieds advertising experience." The company will strive to make this so much more than just an average classifieds section. Several major companies have also expressed a strong interest to post paid advertisements (a revenue source for Rbid) in its rFreeAds section.

Mr. Peter J. Ferras, President and CEO explained: "We are truly breaking new ground here that will set a blistering pace for others to follow, while we lead. With these three new additions to the SuperSite, Rbid.com will not only position itself to dominate the online industry in the future, but also to be a company that will create a strong amount of advertising-generated revenues - - all the while allowing our users to use our services for free. We have managed to create a level of perfect equilibrium in our business model that encourages its own growth."

For more information contact: Rbid.com Inc., Laguna Hills, CA, Phone (949) 470-4550, Investor Relations, Email: corporate@rbid.com; or Investors
Questions: Market Pulse, Mr. Michael Behringer, Phone (716) 256-6498 Fax
(716) 256-6231, mpulse@rbid.com

Certain statements contained herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements include, without limitation, statements regarding business and financing plans, business trends and future operating revenues and expenses. Although the company believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by the words: believe, expect, anticipate, intend, and similar expressions which, by their nature, refer to future events. The company cautions investors that any forward-looking statements made by the company are not guarantees of future performance, and that the actual results of factors, including, but not limited to, the company's ability to fully implement its business plan, may vary. SOURCE Rbid.com Inc.

================================================================================
RBID.COM INKS PARTNER DEAL WITH MAJOR LONG-
================================================================================

LAGUNA HILLS, Calif.--(BUSINESS WIRE)--August 6, 1999-- rFreeAds Classifieds set to launch today, rAutoMall, rHomeGuide to follow in succession Rbid.com, Inc. (OTC Bulletin Board:RBID) announced today that it has broadened its $50,000 contest to include eligibility to those that have successfully completed a transaction and/or have registered, in any of the services offered via its Internet SuperSite. We are pleased to offer this improved contest that benefits Rbid.com's entire customer base, to include the total package of any and all of the Internet services that may be used by them. A case in point is that customers of the three new sites (rFreeAds, rAutoMall, rHomeGuide), to be introduced in succession over the next three days, will now be automatically entered for the $50,000 contest drawing. All are encouraged to witness the first of the successive launches of the 3 new sites, "rFreeAds" by logging on to: www.rfreeads.com at 6:00 PST Friday, August 6. This is when "rFreeAds" will be introduced to the world. It promises to impress. Moreover, contest eligibility will now include those customers who purchase anything through our Rmall shopping mall. The mall has also recently strengthened its position in the online shopping sector by adding industry giants like JCPenney (NYSE:JCP), Dell Computers (Nasdaq:Dell) and Walt Disney Co (NYSE:DIS), to name a mere few. Our customers are now able to obtain significant discounts and rebates by shopping at these and many other name-brand giants and also earn a chance to win $50,000 in cash in a grand-prize drawing to occur in our Labor Day Giveaway. It is truly a win- win situation for our customers. In this way, the entire SuperSite creates a powerful draw for our customers and each and every customer is also treated as an equal. In addition, users who also sign up for our free e-mail service, rMail, will also be entered in the contest, while receiving a feature rich, global and secure email service -- at no charge. Wide-scale promotion of the contest and corresponding SuperSite is also set to begin in August, as the company leads up to its Labor Day "SuperPrize" giveaway. Banner ads will resume and the company's promised infomercial is also scheduled to be shot sometime in August. VHS Direct, best known as creators of the infomercial for the "Ginsu Knife," are at the helm of production. Currently, the first steps in the making of the infomercial have just been initiated -- with professional scriptwriters currently preparing the final script that will be used in production. President and CEO of Rbid.com, Peter J. Ferras, states: "In rounding out our complete SuperSite products and services, we are excited about launching our new classifieds advertisement sites. Adding the $50,000 contest to new members/users of the rFreeAds, rHomeGuide, rAutoMall, rMall, and rEmail will add value and recognition to the Rbid.com family of quality Internet products and services. We are very pleased to have arrived at what we believe will be a formula for customer satisfaction and loyalty of our products and services. And that indeed makes us very proud as we set out to make Rbid.com a household name." Rbid.com can be found at: http://www.rbid.com. Certain statements contained herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such Statements include, without limitation, statements regarding business and financing plans, business trends and future operating revenues and expenses. Although the Company believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by the words: believe, expect, anticipate, intend, and similar expressions which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that the actual results of factors, including, but not limited to, the Company's ability to fully implement its business plan, may vary.

================================================================================
RBID.COM HIRES PROMINENT LEGAL FIRM PAUL,
================================================================================

LAGUNA HILLS, Calif.--(BUSINESS WIRE)--September 13, 1999--Rbid.com, Inc. (OTC BB:RBID - news), a dynamic company offering the users of its internet SuperSite an unparalleled diversity of e-commerce offerings, is very pleased to announce the integration of its powerful e-commerce store-building engine into its online-shopping mall--the R-mall. R-mall currently has a large number of online-anchor tenants, including PlanetRx, Dell Computer, JC Penney, The Sharper Image, and Disney, to name a mere few. With the development of the store-builder engine; however, R-mall's fullest potential can now be realized in terms of its ability to attract merchant diversity and thus, the standard for e-commerce that online shoppers have grown to expect, will have changed forever. For the better. Designed to foster the placement of a large number and diversity of merchant stores into the R-mall, this web-store developer will allow any merchant interested in utilizing the power of the internet to sell goods and/or services online, the power and e-simplicity to do so. The Rbid.com professional Web-Store Developer (R-Store), in fact, is one of the most powerful, feature-laden, e-commerce engines available on the Internet today--yet it has been designed to be remarkably simple to use when building e-commerce stores. The R-Store's user-friendly interface stems from our proprietary template-driven menu that greatly simplifies the process; as it walks a merchant through the building of the online store--step by step. It just does not get any easier. Its simplicity; however, should not undermine its potent features. Full back-end management and tracking engines, for instance, provide the R-Store owner with complete access to on-line order processing, customer tracking and detailed site-visitor demographics. This merchant-specific data can then be used by the merchant to develop stronger-marketing plans and optimum-business models--thereby, allowing the merchant the ability to dramatically improve their business. Of course, the R-Store merchant store is built and operated in a secure-online and encrypted environment. What's more is that merchants also have the ability to point-and-click send their store-offered products to the Rbid Auction house for auctioning. This is an especially powerful feature that can be used by the merchants for slower-moving items or as an attempt to attract interest to their R-mall store such as through a leader-price strategy, as a possible example. The overall result in the synergy between the established-anchor tenants and the predicted boom in smaller, more diverse tenants (generated by the R-Store development engine) in the R-mall, will place R-Mall in an "e-class" of its own. The R-Store service rivals even the best Internet e-commerce merchant-driven sites, often costing customers thousands of dollars to build, host and maintain. Rbid.com and its R-Store-development engine will allow any size merchant to build their own online store(s) from any PC, using any standard browser and then have it placed in the R-mall ready for e-business. In addition to building a powerful store that is placed in the R-mall, merchants can utilize the search-engine registration function that will allow R-Store merchants the ability to register their e-commerce stores in over 1,000 search engines (including Yahoo, Excite, Alta Vista, etceteras) and directories worldwide, thereby increasing traffic to their store site. Attention drives merchant business. This function will do just that. Rbid.com will only charge merchants a flat rate of $29.95 a month hosting, plus 10% in escrow fees for their
professional-looking         and        secure        e-commerce         stores.
(http://www.rmall.com/merchants/) Mr. Peter J. Ferras, President and CEO explains: "The R-Store's powerful web builder is one of the most important product additions to Rbid.com's SuperSite-marketing concepts. It positions us in a superior position of attracting a large number of diverse merchants in the R-mall, which in turn will attract many customers to the R-mall in search of this diversity and value-by-comparison. The result is that we have created a business-model relationship that is a self-fulfilling mechanism--feeding off its own success. Rbid.com plans on becoming a major player in the Internet's fast growing e-commerce market. There are millions of small-to-medium-sized businesses looking to have a strong e-commerce web presence and Rbid.com, through its R-Store program, is strategically poised to capture a healthy percentage of that fast growing market. As we have completed the development of the R-Store Web-store builder program and are now able to add it to our existing Rbid.com family of powerful Internet-related products and services, Rbid.com is now positioned to launch its powerful SuperSite-marketing concepts on a global scale. We will now focus our attention on finalizing the launch of an aggressive Radio, and TV infomercial-advertising campaign--at its impetus is the attraction of large numbers of small-to-medium-sized merchants and retail customers to the R-mall. We are very excited about the future of Rbid.com and its SuperSite marketing concepts". Certain statements contained herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such Statements include, without limitation, statements regarding business and financing plans, business trends and future operating revenues and expenses. Although the Company believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by the words: believe, expect, anticipate, intend, and similar expressions which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that the actual results of factors, including,  but not limited to, the  Company's  ability to fully  implement  its business plan, may vary. Note to Editors: Rbid.com can be found at: http://www.rbid.com/. R-mall can be found at: http://www.rmall.com/. R-store can be found at: http://www.rmall.com/merchants.

                                    EXHIBIT 4

                       Patents and Copyrights, Tradenames


none

                                    EXHIBIT 5

                                Business Licenses

none